UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 25, 2011

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             Results of Operations and Financial Condition.

On April 25, 2011, Arch Capital Group Ltd. (“ACGL”) issued a press release reporting its earnings and the availability of its first quarter financial supplement for the three month period ended March 31, 2011.  The press release and financial supplement are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

ITEM 7.01             Regulation FD Disclosure.

Arch Reinsurance Ltd. (“Arch Re Ltd.”), a subsidiary of ACGL, has been approved by the Florida Office of Insurance Regulation (the “Florida Office”) to become an “Eligible Reinsurer” pursuant to requirements under the Florida Insurance Code.  This status will permit Arch Re Ltd. to post reduced collateral for property catastrophe reinsurance being provided by Arch Re Ltd. to ceding insurers in Florida on and after March 31, 2011.  In the consent order, the Florida Office referred to various factors, such as Arch Re Ltd.’s financial strength and its domiciliary jurisdiction.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01             Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated April 25, 2011 announcing the earnings of Arch Capital Group Ltd. for the three month period ended March 31, 2011
99.2	First Quarter 2011 Financial Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: April 25, 2011	By:	/s/ John C.R. Hele
Name: John C.R. Hele
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated April 25, 2011 announcing the earnings of Arch Capital Group Ltd. for the three month period ended March 31, 2011
99.2	First Quarter 2011 Financial Supplement